UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2018

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Applewood Crescent, 2nd Floor

Vaughan

Ontario L4K 0E3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Waste Connections, Inc. (the “Company”) and the Board of Directors of the Company’s subsidiary, Waste Connections US, Inc., approved an amended and restated Separation Benefits Plan of Waste Connections US, Inc. (the “Plan”), under which certain executives of the Company may become eligible to receive certain severance and change in control benefits. An executive is eligible for the benefits provided under the Plan only if (i) the Compensation Committee designates the executive as a participant in the Plan, and (ii) Waste Connections US, Inc. and the executive enter into a letter agreement confirming the executive’s eligibility for, and participation in, the Plan. The benefits under the Plan are only available to the eligible executives in the event the executive’s employment with Waste Connections US, Inc. is involuntarily terminated, except in certain limited circumstances.

On the same date, the Compensation Committee also designated the following executives, among others, as participants in the Plan: Darrell W. Chambliss, Matthew S. Black, David G. Eddie, David M. Hall, James M. Little, Patrick J. Shea and Mary Anne Whitney (the “Participants”). On October 19, 2018, Waste Connections US, Inc. entered into a participation letter agreement under the Plan with each of the Participants (the “Letter Agreements”). The foregoing description of the Letter Agreements is qualified in its entirety by reference to the full text of each of the Letter Agreements filed as Exhibits 10.1 – 10.7 to this Current Report on Form 8-K. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which can be found as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, which was previously filed with the Securities and Exchange Commission on August 31, 2018.

On October 17, 2018, Waste Connections US, Inc. and Ronald J. Mittelstaedt, the Company’s Chief Executive Officer, entered into a third amendment (the “Third Amendment”) to the Separation Benefits Plan and Employment Agreement, effective February 13, 2012, as amended by that certain Amendment to Separation Benefits Plan and Employment Agreement, effective December 17, 2015, and as further amended by that certain Second Amendment to Separation Benefits Plan and Employment Agreement, effective February 13, 2018 (the “Employment Agreement”). The Third Amendment makes changes to the Employment Agreement to conform its terms to recent changes made to the Plan, including (i) updating the definition of “cause” to mirror the definition in the Plan, (ii) updating the definition of “Change in Control” to mirror the definition in the Plan and reflect prior changes to the Company’s corporate structure, (iii) revising the treatment of certain types of equity awards upon the severance and change in control events covered under the Employment Agreement, and (iv) updating the Employment Agreement’s indemnification provisions and disability claims procedures. The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.8 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits

10.1	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and Darrell W. Chambliss, effective October 19, 2018.

10.2	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and Matthew S. Black, effective October 19, 2018.

10.3	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and David G. Eddie, effective October 19, 2018.

10.4	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and David M. Hall, effective October 19, 2018.

10.5	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and James M. Little, effective October 19, 2018.

10.6	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and Patrick J. Shea, effective October 19, 2018.

10.7	Separation Benefits Plan Participation Letter Agreement by and between Waste Connections US, Inc. and Mary Anne Whitney, effective October 19, 2018.

10.8	Third Amendment to Separation Benefits Plan and Employment Agreement, dated October 17, 2018, by and between Waste Connections US, Inc. and Ronald J. Mittelstaedt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: October 19, 2018	BY:	/s/ Patrick J. Shea
Patrick J. Shea,
Senior Vice President, General Counsel, and Secretary